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                                                                   EXHIBIT 10.37

SILICON VALLEY BANK

                           AMENDMENT TO LOAN AGREEMENT

BORROWER:      I-FLOW CORPORATION

ADDRESS:       20202 WINDROW DRIVE
               LAKE FOREST, CALIFORNIA 92630

DATED AS OF:   APRIL 29, 2006

     THIS AMENDMENT TO LOAN AGREEMENT is entered into between Silicon Valley Bank ("Bank") and the borrower named above (the "Borrower").

     The Parties agree to amend the Amended and Restated Loan and Security Agreement between them, having an effective date of May 8, 2003 (as amended from time to time being referred to herein as the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

     1. NEW SECTION 2.2A. A new section entitled numbered 2.2A is hereby added to the Loan Agreement that will follow immediately after Section 2.2 and shall read as follows:

     "2.2A GENERAL PROVISIONS RELATING TO THE REVOLVING ADVANCES.

          Each Revolving Advance shall, at Borrower's option in accordance with the terms of this Agreement, be either in the form of a Prime Rate Advance or a LIBOR Advance; provided that in no event shall Borrower maintain at any time LIBOR Advances having more than two (2) different Interest Periods. Borrower shall pay interest accrued on the Revolving Advances at the rates and in the manner set forth herein."

     2. REVISED SECTION 2.3. Section 2.3 of the Loan Agreement is hereby amended to read as follows:


     "2.3 PAYMENT OF INTEREST ON THE CREDIT EXTENSIONS.

               (a) Computation of Interest. Interest on the Credit Extensions and all fees payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same


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     day on which it is made, such day shall be included in computing interest on such Credit Extension.

               (b) Revolving Advances. Each Revolving Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to the Prime Rate or the LIBOR Rate plus the LIBOR Rate Margin, as the case may be. On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the Effective Amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus five percentage points (5.00%). Pursuant to the terms hereof, interest on each Revolving Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Revolving Advance pursuant to this Agreement for the portion of any Revolving Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Revolving Advances shall be due and payable on the Revolving Maturity Date.

               (c) Default Interest. Except as otherwise provided in Section 2.3(b), after an Event of Default, Obligations shall bear interest five percentage points (5.00%) above the rate effective immediately before the Event of Default (the "DEFAULT RATE"). Payment or acceptance of the increased interest provided in this Section 2.3(c) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

               (d) Prime Rate Advances. Each change in the interest rate of the Prime Rate Advances based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change. Bank shall use its best efforts to give Borrower prompt notice of any such change in the Prime Rate; provided, however, that any failure by Bank to provide Borrower with notice hereunder shall not affect Bank's right to make changes in the interest rate of the Prime Rate Advances based on changes in the Prime Rate.

               (e) LIBOR Advances. The interest rate applicable to each LIBOR Advance shall be determined in accordance with the provisions hereof. Subject to the provisions set forth in Section 3.6 and 3.7 hereof, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance.

               (f) Debit of Accounts. Bank may debit any of Borrower's deposit accounts, including the Designated Deposit Account, for principal and interest payments when due, or any other amounts Borrower owes Bank, when due. Bank shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set-off.

     3. REVISED SECTION 3.2 Section 3.2 of the Loan Agreement is hereby amended to read as follows:


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     "3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

               (a) for Revolving Advances under the Committed Revolving Line, timely receipt of a Notice of Borrowing; and

               (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Notice of Borrowing and on the effective date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

     4. NEW SECTIONS. The following new sections to the Loan Agreement are hereby added to the Loan to follow immediately after Section 3.2:

     "3.3 [INTENTIONALLY OMITTED]

     3.4 PROCEDURE FOR THE BORROWING OF REVOLVING ADVANCES.

               (a) Subject to the prior satisfaction of all other applicable conditions to the making of a Revolving Advance set forth in this Agreement, each Revolving Advance shall be made upon Borrower's irrevocable written notice delivered to Bank in the form of a Notice of Borrowing, each executed by a Responsible Officer of Borrower or his or her designee or without instructions if the Revolving Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance. Such Notice of Borrowing must be received by Bank prior to 11:00 a.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of LIBOR Advances, and (ii) at least one (1) Business Day prior to the requested Funding Date, in the case of Prime Rate Advances, specifying:

                    (1) the amount of the Revolving Advance, which, if a LIBOR Advance is requested, shall be in an aggregate minimum principal amount of $500,000 or in any integral multiple of $500,000 in excess thereof;

                    (2) the requested Funding Date;


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                    (3) whether the Revolving Advance is to be comprised of
     LIBOR Advances or Prime Rate Advances; and

                    (4) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Revolving Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month.

               (b) The proceeds of all such Revolving Advances will then be made available to Borrower on the Funding Date by Bank by transfer to the deposit account of Borrower with Bank that has been designated and, subsequently, by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Revolving Advances shall be deemed made to Borrower, and no interest shall accrue on any such Revolving Advance, until the related funds have been deposited in the Designated Deposit Account.

     3.5 CONVERSION AND CONTINUATION ELECTIONS.

               (a) So long as (i) no Event of Default or Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower's requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

                    (1) elect to convert on any Business Day, Prime Rate Advances in an amount equal to $500,000 or any integral multiple of $5000,000 in excess thereof into LIBOR Advances;

                    (2) elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date (or any part thereof in an amount equal to $500,000 or any integral multiple of $500,000 in excess thereof); provided, that if the aggregate amount of LIBOR Advances shall have been reduced, by payment, prepayment, or conversion of part thereof, to be less than $500,000, such LIBOR Advances shall automatically convert into Prime Rate Advances, and on and after such date the right of Borrower to continue such Revolving Advances as, and convert such Revolving Advances into, LIBOR Advances shall terminate; or

                    (3) elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date (or any part thereof in an amount equal to $500,000 or any integral multiple of $500,000 in excess thereof) into Prime Rate Advances.

               (b) Borrower shall deliver a Notice of Conversion/Continuation in accordance with Section 10 to be received by Bank prior to 11:00 a.m. Pacific time at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Revolving Advances are to be converted into or continued as LIBOR Advances; and (ii) one (1) Business Day in advance of the Conversion Date, if any Revolving Advances are to be converted into Prime Rate Advances, in each case specifying the:


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                    (1) proposed Conversion Date or Continuation Date;

                    (2) aggregate amount of the Revolving Advances to be converted or continued which, if any Revolving Advances are to be converted into or continued as LIBOR Advances, shall be in an aggregate minimum principal amount of $500,000 or in any integral multiple of $500,000 in excess thereof;

                    (3) nature of the proposed conversion or continuation; and

                    (4) duration of the requested Interest Period.

               (c) If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have timely failed to select a new Interest Period to be applicable to such LIBOR Advances, Borrower shall be deemed to have elected to convert such LIBOR Advances into Prime Rate Advances.

     Any LIBOR Advances shall, at Bank's option, convert into Prime Rate Advances in the event that (i) an Event of Default or Default shall exist, or (ii) the aggregate principal amount of the Prime Rate Advances which have been previously converted to LIBOR Advances, or the aggregate principal amount of existing LIBOR Advances continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the Committed Revolving Line. Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, charge the designated deposit account of Borrower at Bank or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to any of the foregoing.

     Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.

     3.6 SPECIAL PROVISIONS GOVERNING LIBOR ADVANCEs.

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

               (a) Determination of Applicable Interest Rate. As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.


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               (b) Inability to Determine Applicable Interest Rate. In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Revolving Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give notice (by facsimile or by telephone confirmed in writing) to Borrower of such determination, whereupon (i) no Revolving Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to Revolving
     Advances in respect of which such determination was made shall be deemed to be rescinded by Borrower.

               (c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate Bank, upon written request by Bank (which request shall set forth the manner and method of computing such compensation), for all reasonable losses, expenses and liabilities, if any (including any interest paid by Bank to lenders of funds borrowed by it to make or carry its LIBOR Advances and any loss, expense or liability incurred by Bank in connection with the liquidation or re-employment of such funds) such that Bank may incur: (i) if for any reason (other than a default by Bank or due to any failure of Bank to fund LIBOR Advances due to impracticability or illegality under Section 3.7 a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) if any principal payment or any conversion of any of its LIBOR Advances occurs on a date prior to the last day of an Interest Period applicable to that Revolving Advance.

               (d) Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to Bank under this Section 3.6 and under Section 3.4 shall be made as though Bank had actually funded each of its relevant LIBOR Advances through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.6 and under Section 3.4.

               (e) LIBOR Advances After Default. After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have a Revolving Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Revolving Advance and (ii) subject to the provisions of Section 3.6, any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by Borrower and be deemed a request to convert or continue Revolving Advances referred to therein as Prime Rate Advances.


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     3.7 ADDITIONAL REQUIREMENTS/PROVISIONS REGARDING LIBOR ADVANCES.

               (a) If for any reason (including voluntary or mandatory prepayment or acceleration), Bank receives all or part of the principal amount of a LIBOR Advance prior to the last day of the Interest Period for such Revolving Advance, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank by placing the amount so received on deposit in the certificate of deposit markets, the offshore currency markets, or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive absent manifest error.

               (b) Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Revolving Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), in each case resulting from any Regulatory Change which:

                    (i) changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Revolving Advances (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

                    (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any Revolving Advances or any deposits referred to in the definition of LIBOR); or

                    (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

          Bank will notify Borrower of any event occurring after the Closing Date which will entitle Bank to compensation pursuant to this Section 3.7 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 3.7. Determinations and allocations by Bank for purposes of this Section 3.7 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Revolving Advances, of making or maintaining Revolving Advances, or on amounts receivable by it in respect of Revolving Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.


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               (c) If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any respect or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a "PARENT") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within fifteen (15) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section 3.7(c) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

               (d) If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of LIBOR Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the LIBOR Advances, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make the LIBOR Advances shall terminate; provided, however, Revolving Advances shall not terminate if Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Advances.

               (e) If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Revolving Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.7(a)). Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.6(c), to (i) rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Revolving Advances converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above."


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     5. MODIFIED DEFINITION. The defined term "Business Day" as set forth in
Section 13.1 of the Loan Agreement is hereby amended to read as follows:

     "BUSINESS DAY" is any day other than a Saturday, Sunday or other day on which banking institutions in the State of California are authorized or required by law or other governmental action to close, except that if any determination of a "Business Day" shall relate to a LIBOR Advance, the term "Business Day" shall also mean a day on which dealings are carried on in the London interbank market, and if any determination of a "Business Day" shall relate to an FX Forward Contract, the term "Business Day" shall mean a day on which dealings are carried on in the country of settlement of the foreign (i.e., non-Dollar) currency.

     6. REVISED SECTION 6.7. Section 6.7 of the Loan Agreement is hereby amended in its entirety to read as follows:

     "6.7 FINANCIAL COVENANTS.

     Borrower will maintain at all times during the effectiveness of this Agreement on a consolidated basis for I-Flow Corporation and tested quarterly during the term hereof unless otherwise indicated below:

     (i) QUICK RATIO. A ratio of Quick Assets to Modified Current Liabilities of at least 1.50 TO 1.00.

     (ii) ADJUSTED NET LOSS. Borrower will not incur an adjusted net loss in excess of $1,500,000 for the quarter ending March 31, 2006. Thereafter, Borrower shall not incur any adjusted net loss in any fiscal quarter. As used herein the term adjusted net loss shall mean net loss for the applicable quarter end period excluding the effects of non-cash charges related to stock compensation expenses, all as determined in accordance with GAAP, consistently applied."

     7. NEW DEFINITIONS. The following defined terms are hereby added to the Loan Agreement in Section 13.1 and shall be deemed placed in their proper alphabetical order in such Section:

     "CONTINUATION DATE" means any date on which Borrower elects to continue a LIBOR Advance into another Interest Period.

     "CONVERSION DATE" means any date on which Borrower elects to convert a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.

     "DEFAULT RATE" is defined in Section 2.3 hereof.

     "EFFECTIVE AMOUNT" means with respect to any Revolving Advances on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowing and prepayments or repayments thereof occurring on such date.

     "INTEREST PAYMENT DATE" means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance and, with respect to Prime Rate Advances, the first day of each month (or, if the first day of the month does not fall on a Business Day, then on the first Business Day following


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     such date), and each date a Prime Rate Advance is converted into a LIBOR
     Advance to the extent of the amount converted to a LIBOR Advance.

     "INTEREST PERIOD" means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one (1), two (2), three (3) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Maturity Date, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and
     (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

     "INTEREST RATE DETERMINATION DATE" means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.

     "LIBOR RATE" means, for each Interest Period in respect of LIBOR Advances comprising part of the same Revolving Advances, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period.

     "LIBOR RATE MARGIN" is 275 basis points.

     "LIBOR" means, for any Interest Rate Determination Date with respect to an Interest Period for any Revolving Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in United States Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/100th of one percent (0.01%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Revolving Advance.


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     "LIBOR ADVANCE" means a Revolving Advance that bears interest based at the
     LIBOR Rate.

     "NOTICE OF BORROWING" means a notice given by Borrower to Bank in accordance with Section 3.2(a), in form acceptable to Bank.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice given by Borrower to Bank in accordance with SECTION 3.5, in form acceptable to Bank.

     "PRIME RATE ADVANCE" means a Revolving Advance that bears interest based at the Prime Rate.

     "REGULATORY CHANGE" means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "RESERVE REQUIREMENT" means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Revolving Advances.

     8. MODIFIED REVOLVING MATURITY DATE. The Revolving Maturity Date as set forth in Section 13.1 of the Loan Agreement is hereby modified to be "April 28, 2007."

     9. FEE. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $25,000, which shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents.

     10. REPRESENTATIONS TRUE. Borrower represents and warrants to Bank that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     11. GENERAL PROVISIONS. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Bank and Borrower, and the other written documents and agreements between Bank and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior


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

discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Bank and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

BORROWER:                               BANK:

I-FLOW CORPORATION                      SILICON VALLEY BANK


BY /s/ JAMES R. TALEVICH                BY /s/ RYAN INCORVAIA
   ---------------------                   -----------------------------------
   CHIEF FINANCIAL OFFICER                 RELATIONSHIP MANAGER


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